DISTRIBUTION AGREEMENT

      AGREEMENT made this 30th day of April, 1999 between American Pension Investors Trust ("Trust"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, and Yorktown Distributors, Inc. ("Distributors"), a corporation organized and existing under the laws of the State of Maryland.

      WHEREAS, Distributors is a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, the Trust is an open-end diversified management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"); and

      WHEREAS, the Trust operates as a "series company" as contemplated by Rule 18f-2 under the 1940 Act and is authorized to issue shares of beneficial interest in various investment series representing interests in separate portfolios of securities and other assets; and

      WHEREAS, the Trust offers for public sale shares of beneficial interest in the series listed on Schedule A attached hereto and made a part hereof (such series and their successor series being herein referred to as the "Funds"); and

      WHEREAS, the Trust desires Distributors to act as distributor in offering the shares of the Funds for sale to the public and Distributors desires to so act;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and for other good and valuable consideration, receipt of which is acknowledged, the Trust and Distributors mutually agree that Distributors will provide distribution services for the Trust as follows:

     1. The Trust hereby appoints Distributors and Distributors hereby accepts the appointment as the exclusive distributor of Fund shares issued by the Trust on an agency basis.

     2. Distributors agrees to use its best efforts to promote, offer for sale and sell the shares of the Funds to the public on a continuous basis whenever and wherever it is legally authorized to do so. In so doing, Distributors shall conduct its affairs in accordance with the Conduct Rules of the NASD.

     3. The price at which the shares of the Funds may be sold to the public shall be the net asset value per share as determined in the manner and at the time set forth in the Trust's Registration Statement.

     4. Distributors is authorized to enter into dealer agreements for the sale of Fund shares with registered broker-dealers who are members of NASD. Distributors may also distribute Fund shares directly through its own registered representatives. In either event, Distributors shall be responsible for the payment of any and all fees or commissions to such broker-dealers or representatives.

     5. As compensation for its activities under this Agreement, Distributors shall retain all contingent deferred sales charges, if any, that may be imposed on redemptions of shares of the Funds as set forth in the Trust's Registration Statement. In addition, Distributors is entitled to such fees, if any, payable under a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act applicable to shares of the Funds.

     6. Distributors shall be responsible for all costs and expenses incurred in its distribution of Fund shares. The Funds, however, shall be responsible for all costs and expenses incurred in connection with proxy solicitations and the printing and distribution of prospectuses and reports to existing shareholders.

     7. The Trust shall not issue certificates representing Fund shares unless requested by a shareholder. If such request is transmitted through Distributors, the Trust will cause certificates evidencing the shares owned to be issued in the names and denominations as Distributors shall from time to time direct.

     8. Nothing herein shall prevent the Trust from issuing directly, without payment of any sales charge to Distributors, Fund shares as a dividend or distribution to its shareholders or in a reorganization.

     9.  The  terms  and  provisions  of  this   Agreement   shall  be  modified
automatically to conform with the requirements imposed by the 1940 Act and by the Exchange Act and the rules and regulations promulgated thereunder.

     10. This Agreement shall take effect upon its execution. Thereafter, this Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for one year periods so long as its continuance is approved by the Board of Trustees including the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval in accordance with the procedures and requirements of the 1940 Act.

     11. This Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act.

     12. Either party hereto shall have the right to terminate this Agreement without payment of a penalty upon sixty days' written notice to the other party, which notice may be waived by such other party; termination by the Trust shall be effected by vote of a majority of the Trustees including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

     13. Distributors shall be deemed to be an independent contractor and shall be free to render to others similar or dissimilar services as those rendered under this Agreement.

     14. In connection with its duties under this Agreement, Distributors may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed or executed by any duly authorized person or persons, or upon the instruction of any officer of the Trust, or upon advice of counsel for the Trust. Distributors shall not incur liability to the Trust or any third party and shall be indemnified and held harmless by the Trust from and against all taxes (except for such taxes as may be assessed against it in its corporate capacity arising out of its compensation hereunder), charges, expenses, assessments, losses, claims and liabilities (including counsel fees) incurred or assessed against it in connection with the good faith performance of this Agreement, except as such may arise from (a) its own willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or (b) expenses incurred pursuant to this Agreement.

     15. The Trustees of the Trust and the shareholders of a Fund shall not be liable for any obligations of the Fund or the Trust under this Agreement, and Distributors agree that, in asserting any rights of claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund in settlement of such right or claim, and not such Trustees or shareholders.

     16. Absent law or regulation to the contrary, neither this Agreement nor any transaction entered into pursuant hereto shall be invalidated or in any way affected by the fact that Trustees, officers or stockholders of the Trust are or may be interested persons of Distributors as directors, officers or stockholders or otherwise; or that directors, officers or stockholders of Distributors are or may be interested persons of the Trust as Trustees, officers, shareholders or otherwise.

     17. Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed, postage prepaid, to the other party's principal place of business, or to such other address as shall have been previously specified by written notice given to the other party.

     18. This Agreement is executed and delivered in the Commonwealth of Virginia and shall be governed by the laws of Virginia and the 1940 Act.

     19. This writing constitutes the entire Distribution Agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.

                                         YORKTOWN DISTRIBUTORS, INC.
Attest:

/s/ Charles D. Foster                    By: /s/ David D. Basten
------------------------                     -------------------
Charles D. Foster                            David D. Basten
Chief Financial Officer                      President

                                         AMERICAN PENSION INVESTORS TRUST
Attest:

/s/ Charles D. Foster                    By: /s/ David D. Basten
-----------------------                      -------------------
Charles D. Foster                            David D. Basten
Chief Financial Officer                      President

                                   SCHEDULE A



The Trust is divided into the following series:

                              Multiple Index Trust
                                Treasuries Trust
                                   Growth Fund
                               Capital Income Fund
                          Yorktown Classic Value Trust








Dated: April 30, 1999